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                                                                   Exhibit 10.32

                    MASTER TECHNICAL DEVELOPMENT AGREEMENT


     This MASTER TECHNICAL DEVELOPMENT AGREEMENT ("Development Agreement") is entered into as of June 12, 2001 ("Execution Date") by QUANTUM TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation ("Quantum") and GENERAL MOTORS CORPORATION, a Delaware corporation ("GM"), each a Party and collectively the Parties. This Development Agreement shall have an Effective Date of January 1, 2001.

                                    Recitals

     A. Quantum designs, develops and manufactures advanced gaseous storage and handling modules, electronic controls and software, and systems integration involving compressed gaseous fuels.

     B.  GM designs and develops Fuel Cell Systems (defined below).

     C. The Parties seek to cooperate with each other under this Development Agreement to facilitate the integration, interface, and optimization of the GM Fuel Cell Systems coupled with the Quantum gaseous fuel storage and handling modules.

                                   Agreement

1    Definitions.

     1.1 "Affiliate" of a Party means any person or entity which, through one or more intermediaries, controls, is controlled by or is under common control with such Party. "Control" shall be presumed if a person or entity holds the power, by equity ownership or otherwise, to elect at least fifty percent (50%) of the directors of the other person or entity or otherwise to direct the policies and business activities of the other person or entity.

     1.2 "Corporate Alliance Agreement" means that certain Corporate Alliance Agreement executed between the Parties on June 12, 2001.

     1.3 "Fuel Cell System" means a cell or cells, and/or its/their related customary support equipments (i.e., alone or in combination with cell(s)), for the electrochemical generation of electricity from hydrogen and oxygen (or generation of hydrogen from electricity and water), including (1) fuel cells and any other devices that generate electricity from hydrogen or hydrogen-rich fuel,
(2) electrolyzers and any other devices that generate hydrogen from water, and
(3) fuel processors and any other devices that produce hydrogen from hydrogen-containing materials other than water.

     1.4 "GM Interface Technology" means Interface Technology used specifically to integrate the Quantum Products with the GM Products, created during the performance of a GM Program.
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     1.5  "GM Modifications" means any and all Intellectual Property pertaining to the Quantum Products developed solely by GM during the performance of a GM Program.

     1.6 "GM Product" means a Fuel Cell System, and such related products that have been developed by or for GM using Intellectual Property owned or controlled by GM, or under which GM has rights, prior to the commencement of the relevant Project.

     1.7 "GM Program" means a specific agreed cooperative activity under the purposes contemplated in this Development Agreement, and described in a Statement Of Work, the results of which are intended to facilitate the integration, interface, and optimization of the Quantum Products/Quantum Technology/GM Modifications for exclusive application to GM Fuel Cell Systems/GM Products/GM Technology/Quantum Modifications.

     1.8 "GM Program Technology" means any and all Intellectual Property in each case created, conceived, discovered, developed and/or invented by or on behalf of one or both of the Parties during the performance of a GM Program (excluding GM Interface Technology). GM Program Technology, for purposes of this Development Agreement, can be further divided into: GM Technology, GM Modifications, Quantum Technology, and Quantum Modifications.

     1.9 "GM Technology" means any and all Intellectual Property pertaining to the GM Fuel Cell Systems developed solely by GM during the performance of a GM Program.

     1.10 "Generic Interface Technology" means Interface Technology that is conceived or first reduced to practice in the course of the work performed pursuant to this Development Agreement and is generally applicable, or common, to many interface technologies, but not specific to any one such technology. Hence, Generic Interface Technology would include general principles/concepts relating to interfacing, but not include the specific GM configuration that is GM Interface Technology, or specific Non-GM configurations that are Non-GM Interface Technology.

     1.11 "Intellectual Property" means patents, patent applications and statutory invention registrations, trade secrets, know-how, inventions, manufacturing and production processes and techniques, research and development information, technologies, drawings, specifications, designs, plans, proposals, technical data, and other technical information, copyrights, mask works and designs, and all other intellectual and industrial property, including registrations and applications for registration thereof.

     1.12 "Interface Technology" means any and all Intellectual Property relating to the processes, hardware and/or software which is/are used to integrate the Quantum Products with Fuel Cell Systems and is generated or developed in the performance of a Project.

     1.13 "Non-GM Interface Technology" means Interface Technology, other than GM Interface Technology, that is used specifically to integrate Quantum Products with non-GM Fuel Cell Systems.

                                       2.
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     1.14  "Non-GM Program" means a specific activity under the purposes contemplated in this Development Agreement, the results of which are intended for application to products manufactured by or for non-GM entities using Quantum Products and non-GM Fuel Cell Systems.

     1.15 "Non-GM Program Technology" means any and all Intellectual Property in each case created, conceived, discovered, developed and/or invented by or on behalf of one or both of the Parties during the performance of a Non-GM Program. Non-GM Program Technology, for purposes of this Development Agreement, can be further divided into the following: Non-GM Program Technology From GM; and Non-GM Program Technology From Quantum.

     1.16 "Non-GM Program Technology From GM" means any and all Intellectual Property in each case created, conceived, discovered, developed, and/or invented solely by GM in the performance of a Non-GM Program, solely as it relates to the Quantum Products.

     1.17 "Non-GM Program Technology From Quantum" means any and all Intellectual Property in each case created, conceived, discovered, developed, and/or invented solely by Quantum in the performance of a Non-GM Program, solely as it relates to the GM Fuel Cell Systems.

     1.18 "Project" means the specific Non-GM Programs and GM Programs, along with the associated research and development.

     1.19 "Quantum Modifications" means any and all Intellectual Property pertaining to the GM Products developed solely by Quantum during the performance of a GM Program.

     1.20 "Quantum Product" means Quantum's gaseous storage and handling equipment, controls and related software, and such related products that have been generated or developed by or for Quantum using Intellectual Property owned or controlled by Quantum, or under which Quantum has rights, prior to the commencement of the relevant Project.

     1.21 "Quantum Technology" means any and all Intellectual Property pertaining to the Quantum Products developed solely by Quantum during the performance of a GM Program, relating to Quantum's gaseous storage and handling processes, equipment and/or software developed in support of GM Fuel Cell Systems.

     1.22 "Statement of Work" means a detailed plan to implement a GM Program, as more fully defined in Section 3.1. A template Statement of Work shall be attached hereto as Exhibit A.

     1.23 "Technical Team" means the combination of assignees from each Party that will create the Project Roadmap (as defined in Section 2 below) and manage work under this Development Agreement as described herein.

                                       3.
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2    Technical Team. Within ten (10) business days of the Effective Date, each
Party shall assign one (1) member ("Member") to a joint technical steering team to meet and cooperate to define and manage the efforts associated with this Development Agreement ("Technical Team"). The Members shall include technical representatives with sufficient authority and experience to make recommendations with respect to the selection and implementation of the prospective Projects. Either Party may replace its Members in its sole discretion upon notice to the other Party. Each Party shall bear its own costs and expenses related to the Technical Team. The purpose of the Technical Team is to determine the types of Projects and timetables for each Project ("Project Roadmap"), to add Projects to the Project Roadmap, to change existing Projects, including, but not limited to schedule changes, and to cancel existing Projects ("Project Modification").

          (a) The Technical Team shall determine the priority of different Projects, and the amount of engineering resources to be allocated to each Project.

          (b) The Technical Team shall review all Jointly-Owned Technology (as defined in section 5.3) proposed for patenting, and make recommendations to the Commercial Team (see Corporate Alliance Agreement) as to the merits of seeking patent protection on such inventions. The Commercial Team shall make the final decision as to whether or not, and in what countries, to seek patent(s).

          (c) At the first meeting of the Technical Team, to be held at a time and location as mutually agreed, the Members shall discuss and approve the initial Projects and the amount of engineering resources to be allocated to each Project ("Initial Project Roadmap"). At least the first meeting of the Technical Team shall be face-to-face. The Technical Team shall revise and publish the Project Roadmap as deemed necessary.

          (d) If the Technical Team cannot reach a decision on a particular issue, senior managers of Quantum and GM will meet and negotiate in good faith to resolve the issue within a reasonable period of time. If the issue is not resolved within thirty (30) calendar days, the Project Roadmap will remain unchanged. Notwithstanding the foregoing, neither Party shall be required to implement a decision of the Technical Team if such decision may reasonably result in legal liability for such Party.

3    Development

     3.1 Development Agreement and Statement(s) of Work. The Parties acknowledge that this agreement between Quantum and GM is a master agreement. This Development Agreement defines the terms and conditions that will apply to any Statement(s) of Work executed hereunder. The Parties understand that, from time to time, good faith negotiations may take place to supplement this Development Agreement with Statements of Work. Each Statement of Work will require that Quantum integrate, interface, and optimize specified Quantum Products/Quantum Technology/GM Modifications with GM Products/GM Technology/Quantum Modifications. Each Statement of Work will define the timetable, performance and delivery obligations of the Parties, and will be executed by GM and Quantum. Subject to the terms and conditions

                                       4.
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of this Development Agreement, Quantum agrees to use commercially reasonable efforts to perform in accordance with the specifications and schedule set forth in each Statement of Work. Finally, the Parties agree that there is no limit on the number of Statements of Work that may be executed during the term of this Development Agreement; provided, however, that Quantum shall have no obligation to fund work described in Statements of Work in excess of the aggregate amount set forth in the Corporate Alliance Agreement. Notwithstanding the foregoing, in the event that GM fails to execute any Statement of Work on or before the three
(3) year anniversary of the Effective Date, Quantum shall be entitled to terminate this Development Agreement.

     3.2 Reporting Development Progress. Each Party shall appoint a project manager who will coordinate and act as liaison with the other Party with respect to each Statement of Work. The project managers shall participate in project review meetings to be scheduled by mutual agreement of the respective project managers. GM personnel shall be entitled to visit Quantum's place of business upon reasonable prior notice to Quantum to discuss and inspect the status of progress under any Statement of Work. Quantum shall keep GM reasonably informed of its progress under each Statement of Work.

     3.3 Performance. In the event that Quantum is unable to complete a GM Program identified under a Statement of Work within a reasonable amount of time as determined by the Parties, and despite its commercially reasonable efforts, the Technical Team may terminate the relevant GM Program (each a "Terminated Project").

     3.4 Subcontractors. Either Party may use subcontractors (e.g. Thiokol) to perform any task assigned to such Party under a Statement of Work, provided that such subcontractor (a) is approved in writing by the Technical Team to perform such task, (b) agrees in writing to keep confidential all information and data received from the Parties or generated under the subcontract, and (c) agrees in writing to assign jointly to GM and Quantum (with rights as shall be negotiated between the Parties and reduced to writing before such subcontractor commences work) any and all inventions or improvements it, or its employees, make in connection with the subcontract.

     3.5 Plant Visits. Personnel of either Party visiting facilities of the other Party will comply with all the then established and existing safety and environmental rules and regulations of the facility visited. The host Party shall not be responsible for death, damage, injury or loss suffered or incurred during visits to its facilities by any personnel in the employ of the other Party, except for death, damage, injury or loss resulting from the willful or negligent act or omission of the host Party, its agents, employees or third parties under the host Party's supervision or control.

4    License of Rights.

4.1  GM License to Quantum

          (a) GM grants to Quantum and its Affiliates a non-exclusive, worldwide license under Non-GM Program Technology From GM and GM Modifications to make, have made, use, have used, sell, offer to sell, and import (i) gaseous storage and handling

                                       5.
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equipment, controls, software and related products for use with any GM or third party Fuel Cell System, and (ii) subject to future negotiations on a case-by-case basis, such non-Fuel Cell System related applications as the Parties may agree.

          (b) GM grants to Quantum and its Affiliates a non-exclusive, worldwide license under GM Technology, GM Interface Technology, and GM Program Technology jointly owned by GM and Quantum to make, have made, use, have used, sell, offer to sell and import gaseous storage and handling equipment, controls, software and related products solely for use with GM Fuel Cell Systems.

          (c) All rights in Intellectual Property and other proprietary rights of GM not expressly granted to Quantum in Sections 4.1(a) and (b), or elsewhere in this Development Agreement, are expressly reserved by GM.

     4.2  Quantum License to GM.

          (a) Quantum grants to GM and its Affiliates a paid-up, exclusive, worldwide license under GM Interface Technology and GM Program Technology jointly owned by GM and Quantum to make, have made, use, have used, sell, offer to sell, and import products solely for use with GM Fuel Cell Systems, and agrees not to use such technologies in connection with Non-GM Fuel Cell Systems.

          (b) Quantum grants to GM and its Affiliates a paid-up, non-exclusive, worldwide license under Quantum Technology, Quantum Modifications, and Non-GM Program Technology From Quantum to make, have made, use, have used, sell, offer to sell, and import products solely for use with GM Fuel Cell Systems.

          (c) All rights in Intellectual Property and other proprietary rights of Quantum not expressly granted to GM in Sections 4.2(a) and 4.2 (b), or elsewhere in this Development Agreement, are expressly reserved by Quantum

     4.3 Quantum License for Terminated Projects. In the event of a Terminated Project (as defined above in Section 3.3), and in addition to the licenses granted to GM under Section 4.2, Quantum shall grant GM a limited, non-exclusive, worldwide, non-transferable right to sublicense the use of Quantum Products as identified in the relevant Statement of Work applicable to the Terminated Project, solely as follows: (1) to a sublicensee approved by the Technical Team, (2) for the sublicensee's internal use to continue development of the Project; (3) for a length of time to be agreed upon by the Technical Team; (4) subject to confidentiality provisions no less restrictive than those specified in Section 9 of this Development Agreement, and (5) with a contract provision that requires assignment of any inventions it, or its employees, make to GM.

          (a) Upon the expiration of the term of such a sublicense, unless extended in a writing signed by Quantum, GM shall ensure that sublicensee packs the Quantum Products as originally delivered, including any derivative works or copies made, and ships them as directed by Quantum for receipt by Quantum no more than thirty (30) calendar days after the expiration of the limited sublicense (the "Return Period"). GM acknowledges that the Quantum Products provided to such sublicensees may embody

                                       6.
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valuable Intellectual Property of Quantum, and as such, agrees to work with each sublicensee under this Section 4.3 to ensure that the Quantum Products are returned to Quantum within the Return Period, as evidenced by normal commercial shipping documents. In addition, in the event that the Quantum Products received are not, in Quantum's reasonable determination, returned in the same good condition, less normal wear and tear, in which they were delivered to GM or its sublicensee, GM shall pay to Quantum a reasonable amount as agreed by the Technical Team.

          (b) If any sublicensee breaches its obligations with respect to the limited sublicense granted under Section 4.3, and/or its obligations with respect to the treatment of the Quantum Products, and: (i) GM fails to use its reasonable efforts to remedy the breach and prevent further breaches by the sublicensee and: (ii) such failure materially jeopardizes Quantum's Intellectual Property rights and interests in and to any Quantum Products, Quantum may, at its election and in addition to any other remedies that it may have, obtain injunctive relief and/or undertake enforcement directly against the breaching third party.

     4.4 Background License. Each Party grants to the other, and its Affiliates, a paid-up, non-exclusive, non-transferable, license under such of its Background Patents and Background Technology as is needed by the licensed Party to use any of the technology that results from any activities contemplated by this Development Agreement, where (i) "Background Patents" are understood to mean all patents, domestic or foreign, that are owned or controlled by a Party, that cover an invention directly related to the purpose of this Development Agreement, and which were not conceived or first reduced to practice in the course of the work performed pursuant to this Development Agreement, and (ii) "Background Technology" is understood to mean technical information owned or controlled by a Party and directly related to the purpose of this Development Agreement and which was not conceived or first reduced to practice in the course of the work performed pursuant to this Development Agreement. Quantum shall secure from its parent company, IMPCO Technology, Inc., all intellectual property rights necessary for Quantum to grant the background license called for in this Section 4.4.

5    Ownership and Patent Prosecution

     5.1 GM Ownership As between the Parties, all right, title and interest in the GM Products, GM Technology, GM Modifications, Non-GM Program Technology From GM, and any other Intellectual Property, designs, data, documentation, technology, and/or know-how provided by GM to Quantum shall be owned exclusively by GM (collectively the "GM-Owned Technology").

     5.2 Quantum Ownership As between the Parties, all right, title and interest in the Quantum Products, Quantum Technology, Quantum Modifications, Non-GM Program Technology From Quantum, Non-GM Interface Technology, and any other Intellectual Property designs, data, documentation, technology, and/or know-how provided by Quantum to GM shall be owned exclusively by Quantum (collectively the "Quantum-Owned Technology").

                                       7.
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     5.3  Joint Ownership. As between the Parties, all right, title and interest in the GM Interface Technology, Generic Interface Technology, Non-GM Program Technology jointly created by the Parties, GM Program Technology jointly created by the Parties and any other Intellectual Property, designs, data, documentation, technology, and/or know-how jointly created or developed by the Parties while performing a Project (or through sublicensees identified under Section 4.3), shall be jointly owned by the Parties (collectively the "Jointly-Owned Technology").

     5.4 Patents. The Parties acknowledge that Quantum shall have the right and responsibility to prosecute patents for the Jointly-Owned Technology, subject to review by GM legal counsel. GM and Quantum will each pay fifty percent (50%) of the reasonable costs incurred by Quantum to prosecute such patents as are approved in writing by GM for filing, including filings and attorney fees. Quantum agrees that its counsel will make diligent efforts to file patent applications and obtain patents in all countries or territories of the world as are approved by GM in a timely fashion.

          (a) Quantum and GM will agree on the selection of patent counsel for the handling of Jointly-Owned Technology. Quantum shall take such actions as are necessary or appropriate to obtain patent protection with respect to any of the Jointly Owned Technology in the United States and any other country. Quantum agrees to obtain GM's written consent prior to the filing of any patent applications, it being agreed that any costs of such patent applications made without GM's prior written consent shall be born by Quantum, alone. GM agrees that its prior written consent shall not be unreasonably withheld. Quantum agrees to provide to GM copies of the patents pertaining to the Jointly-Owned Technology (including Patent Office pending applications and office actions), and such other information with respect thereto as GM may reasonably request. In the event that either Party does not wish to file for patent protection on Jointly-Owned Technology in a particular country, all rights with respect to the Jointly-Owned Technology in that country will revert to the Party funding a patent application in such country.

          (b) Quantum shall consult with GM and its counsel concerning the preparation and prosecution of all patent applications and shall provide GM with copies of all material documentation after receipt from, or prior to, submission to any governmental agency with jurisdiction to issue patents, so that GM may make comments with respect thereto which Quantum shall consider in good faith.

     5.5 Disclosure of Inventions. All inventions or improvements relating to a Project that are developed in whole or in part by GM or Quantum personnel while performing such Project shall be promptly disclosed to GM and Quantum for patent worthiness consideration, and each Party shall execute, or obtain the execution of, any papers as may be necessary to perfect ownership thereof in the appropriate Party or Parties as set forth above, or as may be necessary in the obtainment, maintenance or enforcement of any patent, trade secret, trademark, copyright or other proprietary right

                                       8.
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pertaining thereto. All expenses incident to such obtainment, maintenance and/or enforcement will be borne by the Party or Parties owning such inventions/improvements.

6    Support.

     6.1 Obligations. Each Party agrees that it shall: (a) consult with the other Party regarding any advertising or trade practice which might adversely affect the good name, trademarks, goodwill, or reputation of the other Party;
(b) obtain and maintain all necessary government licenses, permits, and approvals when necessary or advisable for implementation of this Development Agreement; and (c) comply with all applicable laws, statutes, and regulations.

     6.2 Rights in Data. Both Parties acknowledge that all software and software-related items licensed pursuant to this Development Agreement and any Statement of Work are "Commercial Computer Software" or "Commercial Computer Software Documentation" as defined in FAR 12.212 for civilian agencies and DFARS
227.7202 for military agencies, and that in the event that Quantum is permitted under this Development Agreement to provide such items to the U.S. government, such items shall be provided under terms at least as restrictive as the terms of this Development Agreement and the applicable Statement of Work.

7    Warranties & Disclaimers.

     7.1 WARRANTIES. Each Party warrants and represents to the other that: (a) it will perform all development and other services described in any Statement of Work in a professional and workmanlike manner, using reasonable skill and care in a manner consistent with the industry standards; and (b) it has the full power and authority to enter into this Development Agreement and all Statements of Work.

     7.2 DISCLAIMERS. EXCEPT AS PROVIED IN SECTION 7.1 AND ELSEWHERE IN THIS DEVELOPMENT AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY REGARDING THE INFORMATION AND SERVICES PROVIDED, AND EXPRESSLY DISCLAIMS ALL IMPLIED OR STATUTORY WARRANTIES WITH RESPECT TO ANY INFORMATION OR SERVICES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

8    Limitation of Liability.  NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS
OR OTHER INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES ARISING FROM OR RELATING SOLELY TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY EXCLUSIVE REMEDY STATED IN THIS AGREEMENT IS DEEMED TO FAIL OF ITS ESSENTIAL PURPOSE.

9    Confidentiality

                                       9.
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     9.1  Definition of Confidential Information. Confidential Information shall mean documents and hardware disclosed by a Party which are directly related to the purpose of this Agreement and which the disclosing Party deems confidential.

     9.2 Handling of Confidential Information. During the term of and pursuant to this Development Agreement, the Parties, to the extent of their right and willingness to do so, may exchange Confidential Information relating to the purpose of the relevant Project(s). A Party receiving such Confidential Information agrees to take reasonable efforts to avoid disclosure thereof to third parties, subject to the provisions and exceptions of this Development Agreement, for a period of three (3) years from the Effective Date of this Development Agreement. Reasonable efforts shall mean efforts which are equivalent to those which the receiving Party uses to protect its own Confidential Information of a similar nature, related to the purpose of this Development Agreement. In order to be deemed Confidential Information subject to the requirements of this Section 9, the information must be identified as such with a conspicuous marking which refers to this Development Agreement by title and Effective Date as follows:

               "This document/hardware is to be protected from disclosure to third parties, pursuant to the Master Technical Development Agreement between Quantum
               Technologies and GM dated June 12, 2001."

Moreover for the same period, neither Party will decompile, reverse engineer, or disassemble any Confidential Quantum Products or GM Products it receives from the other Party except as provided in a Statement of Work or otherwise approved in writing by the Party providing such products.

     9.3 Return of Confidential Information. Confidential Information disclosed by a Party shall remain the property of that Party and shall be returned, at the request of the disclosing Party, upon completion of the relevant Project or upon earlier request of the disclosing Party. Notwithstanding the above, Project results identified as deliverables in a Statement of Work shall not be deemed Confidential Information.

     9.4 Confidentiality of Development Agreement. Each Party agrees that the terms and conditions of this Development Agreement shall be treated as confidential and that neither Party will disclose the terms or conditions of this Development Agreement to any third party without the prior written consent of the other Party, provided, however, that each Party may disclose the terms and conditions of this Development Agreement, to the extent necessary: (a) as required by any court or other governmental body; (b) required by law; (c) in confidence to legal counsel of the Parties, accountants, and other professional advisors; (d) in confidence, to banks, investors and other financing sources and their advisors; (e) in connection with the enforcement of this Development Agreement or rights under this Development Agreement; or (f) in confidence, in connection with an actual or prospective merger or acquisition or similar transaction. With respect to disclosure required by a court or governmental order, the disclosing Party shall provide prior notification of such impending disclosure to the non-disclosing Party.

                                      10.
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All reasonable efforts to preserve the confidentiality of the terms of this
Development Agreement shall be expended by the disclosing Party in complying with such an order, including obtaining a protective order to the extent reasonably possible. Any SEC filings required by law shall be made after any sensitive information in the Agreement has been afforded confidential protection under applicable SEC rules and regulations.

10   Compensation. The payment obligations of GM, if any, will be described in each Statement of Work.

11   Termination

          11.1 Term. The term of this Development Agreement shall commence as of the Effective Date and, unless terminated earlier in accordance with Section 11.2, shall be co-terminus with the Corporate Alliance Agreement; provided that the term of any Statement of Work will remain effective through the effective term as specified in the Statement of Work unless otherwise agreed by the Parties in writing.

          11.2  Termination.

                (a) Material Breach. Notwithstanding Section 11.1, either Party may terminate this Development Agreement or individual Statements of Work without liability if the other Party materially breaches any of its obligations under this Development Agreement or the relevant Statement of Work (a "Default"), which Default is not cured within thirty (30) business days after the non-defaulting Party has given the defaulting Party written notice sufficiently describing the nature of the Default. Both Parties reserve the right to terminate the Development Agreement and other Statement(s) of Work upon thirty (30) business days written notice to the other Party, if a Statement of Work is breached by or on behalf of the other Party in such a manner that the terminating Party reasonably determines in its sole discretion that it is unfeasible for the terminating Party to continue its business relationship with the other Party under the Development Agreement and Statement(s) of Work. This termination right includes Quantum's rights to terminate under Section 3.1 (failure of GM to execute a Statement of Work within three (3) years of the Effective Date).

                (b) Mutual Consent. Notwithstanding Section 11.1, this Development Agreement may be terminated at any time by mutual consent of the Parties.

                (c) Rights on Termination. Upon any termination or expiration of this Development Agreement for any reason, each Party shall promptly return to the other Party or (at the other Party's option) destroy, all GM Products, GM Technology, Quantum Modifications, Quantum Products, Quantum Technology, GM Modifications, GM Program Technology, and Non-GM Program Technology of the other Party, as appropriate, delivered pursuant to this Development Agreement and the Statements of Work thereunder. Statement(s) of Work pending as of the termination of the Development Agreement shall remain in effect through the term of the applicable Statement(s) of Work unless either Party terminates the applicable Statement(s) of Work

                                      11.
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separately. Deliverables called for under Statements of Work that survive termination of this Development Agreement shall not be subject to return or destruction as otherwise called for in this Section 11.2(c), until such time as the applicable Statement(s) of Work are actually terminated or reach expiration. Upon termination of any Statement(s) of Work, GM shall be entitled to updates for materials provided under such Statement(s) of Work up until the termination date, but not thereafter.

     11.3 Survival. Any termination hereunder shall be in addition to any other remedy either Party may have at law or in equity, which remedies shall survive any such termination. In addition, the provisions of Sections 4 (License of Rights) as it relates to technology created before the termination date, 5 (Ownership and Patent Prosecution), 6.2 ("Rights in Data"), 7 ("Warranties and Disclaimer"), 8 ("Limitation of Liability"), 9 ("Confidentiality"), 11.2(c) ("Rights on Termination"), and 12 ("General Terms and Conditions") shall survive any termination, cancellation or expiration of this Development Agreement or Statement(s) of Work.

12   General.

     12.1 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the Party to whom notice is to be given, (b) upon confirmation of receipt by fax by the Party to be notified, (c) one business day after deposit with a reputable overnight carrier, prepaid for overnight delivery and addressed as set forth in (d), or
(d) upon confirmation of receipt if mailed by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

If to Quantum:         QUANTUM TECHNOLOGIES WORLDWIDE, INC.       With a copy to:    Perkins Coie
                       17872 Cartwright Road                                         1620 26/th/ Street (6/th/Flr).
                       Irvine, CA 92614                                              Santa Monica CA 90404
                       Attention: Syed Hussain, President
                       Fax: 949-474-3086                                              Attention: C. Crouch
                                                                                      Fax 310-7883399:
If to GM:              General Motors Corporation                 :
                       300 Renaissance Center
                       P.O. Box 300
                       Detroit, MI 48265-3000
                       MC 482-C25-D81
                       Attention: General Counsel
                       Fax: 313-667-3188

Each Party may change its address by notice given in accordance with this Section.

     12.2 Export. Each Party agrees that it will not export, or attempt to export, from any country any technical data received hereunder or the product produced by use of such technical data, without first obtaining all necessary licenses and consents under

                                      12.

any applicable treaties, statutes and regulations, including, without limitation, the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, or Office of Export Licensing. Each donor Party will notify the receiving Party of any technical data or hardware that the donor Party supplies and knows to be controlled data/hardware under any of the aforesaid treaties, statutes and regulations.

     12.3 Governing Law and Forum Selection. This Development Agreement shall be governed by New York law, excluding its conflict of laws rules. With the exception of either Party's right to enforce its proprietary rights through injunctive relief, all disputes arising out of this Development Agreement shall be subject to the exclusive jurisdiction and venue of the California state and federal courts located in Orange County, California, and the Parties consent to the personal and exclusive jurisdiction and venue of these courts. The Parties expressly disclaim the application of the United Nations Convention on the International Sale of Goods to this Development Agreement.

     12.4 Attorneys' Fees. In the event of any action, suit or proceeding, including arbitration, between the Parties hereto, each Party shall be responsible for its own costs and attorneys' fees.

     12.5 Waiver. The delay or failure of a Party to exercise any right, power, remedy, or privilege hereunder or failure to strictly enforce any breach, violation, default, provision or condition shall not impair any such right, power, remedy or privilege nor shall it constitute a waiver thereof or acquiescence thereto. Any waiver, permit, consent, or approval of any kind regarding any breach, violation, default, provision or condition of this Development Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. No partial waiver of any such right, power, privilege, breach, violation, default, provision, or condition on any one occasion shall preclude any other or further exercise thereof or constitute a waiver thereof or acquiescence thereto on any subsequent occasion unless clear and express notice thereof in writing is provided.

     12.6 Assignment. This agreement shall not be assigned by either Party without the prior written approval of the other Party except to the successor in ownership by sale, merger, consolidation or divestiture of all or substantially the whole of the relevant business (i.e. Fuel Cell Systems for GM and gaseous storage and handling equipment for Quantum) of the Party wishing to make the assignment. The Development Agreement will be binding upon and inure to the benefit of each Party's authorized successors and permitted assigns.

     12.7 Captions. All Section captions and headings are for reference only and shall not be considered in interpreting or construing this Development Agreement.

     12.8 Severability. If any provision of this Development Agreement is declared invalid, illegal, or unenforceable by any tribunal, then such provision shall be deemed automatically adjusted to conform to the requirements for validity as declared at such

                                      13.

time and, as so adjusted, shall be deemed a provision of this Development Agreement as though originally included herein. In the event that the provision deemed invalid, illegal or unenforceable is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Development Agreement as though the provision had never been included herein. If any provision or portion of this Development Agreement is held to be unenforceable or invalid, the Parties agree to negotiate, in good faith, a substitute valid provision which most nearly effects the Parties' intent in entering into this Development Agreement. In either case, the remaining provisions of this Development Agreement shall remain in full force and effect. WITHOUT LIMITING THE FOREGOING, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS DEVELOPMENT AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTY OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER SUCH PROVISION. FURTHER, IN THE EVENT THAT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SHALL REMAIN IN EFFECT.

     12.9 Independent Contractors. The Parties are each independent contractors and neither Party shall be, nor represent itself to be, the franchiser, joint venturer, franchisee, partner, broker, employee, servant, agent, or legal representative of the other Party for any purpose whatsoever. Neither Party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party, or bind the other Party in any matter or thing whatsoever, including but not limited to, the right or authority to obligate the other Party to accept or deliver any order, or to sell or refuse to sell to any potential customer.

     12.10 Remedies Cumulative. All remedies, either under this Development Agreement or by law or otherwise afforded to any Party, shall be cumulative and not exclusive or alternative and shall be in addition to all remedies given hereunder or now or thereafter existing, at law or in equity, by statute or otherwise. The election of any one or more remedies by any Party shall not constitute a waiver of the right to pursue other available remedies.

     12.11 Injunctive Relief. The Parties acknowledge that any breach of the provisions of this Development Agreement relating to proprietary rights of either Party may cause irreparable harm and significant injury to an extent that may be difficult to ascertain. Accordingly, each Party agrees that the other Party will have, in addition to any other rights or remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of such sections.

     12.12 Force Majeure. Either Party shall be excused from any delay or failure in performance hereunder, except the payment of monies, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, floods, lightning, labor disputes and strikes, other labor or

                                      14.

industrial disturbances, riots, war, acts of the public enemy, insurrections, embargoes, blockages, regulations or orders of any government, agency or subdivision thereof, shortages of materials, rationing, utility or communication failures, casualty, novelty of product manufacture or other unanticipated product development problems, and governmental requirements. The obligations and rights of the Party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay; provided that such Party shall give notice of such force majeure event to the other Party as soon as reasonably possible.

     12.13 Counterparts. This Development Agreement may be executed in one or more counterparts, each of which shall constitute an original, but taken together shall constitute one and the same document.

     12.14 Entire Agreement. This Development Agreement and the other agreements, documents, Exhibits, and writings attached and/or delivered pursuant hereto or concurrently herewith, including without limitation, the Corporate Alliance Agreement, the Stock Transfer Agreement, and the Registration Rights Agreement referenced therein, contain and constitute the sole, complete and entire agreement and understanding of the Parties concerning the matters contained herein and therein and may not be altered, modified or changed in any manner except by writing duly executed by the Parties. No statements, promises or representations have been made by any Party to another, or are relied upon, and no consideration has been or is offered promised, expected or held out, other than as stated in this Development Agreement or the other agreements and documents referenced herein. No Party is relying on any representations other than those expressly set forth herein or therein. No conditions precedent to the effectiveness of this Development Agreement exist, other than as may be expressly provided herein.

     In Witness Whereof, the Parties, by their duly authorized representatives, have executed this Agreement as of the Effective Date.


       Quantum Technologies,                          General Motors,
          WORLDWIDE, Inc.                               Corporation

By:    /s/ Syed F. Hussain              By:    /s/ Lawrence D. Burns
   -------------------------------         ----------------------------------
Name:  Syed F. Hussain                  Name:  Lawrence D. Burns

Title: President and CEO                Title: Vice President, GM Research &
                                               Development and Planning

                                      15.

                                   EXHIBIT A
                                   ---------

                         TEMPLATE - STATEMENT OF WORK



          ----------------------------------------------------------

                            STATEMENT OF WORK No.__

                                    Between

                          General Motors Corporation

                     Global Alternative Propulsion Center

                                      And

                     Quantum Technologies Worldwide, Inc.

                          _________________ __, 2001

                                    Under:

                    Master Technology Development Agreement

                                 June 12, 2001
          ----------------------------------------------------------


GAPC Project Manager

    ___________                                 (___)___-___

                                                 __________@gm.com


QUANTUM Project Manager

    ___________                                 (___)___-___

                                                 __________@qtww.com

                                      16.

                               Table of Contents

     1.0 Introduction

     2.0 Program Overview

     3.0 Module Description

     4.0 Program Management

          4.1 Expectations/Responsibilities
          4.2 Project Plan
          4.3 Meeting Requirements

                4.3.1   Preliminary Design Review Meeting (Kick Off)
                4.3.2   Design Review Meeting
                4.3.3   Final Design Review Meeting
          4.4 Communication

     5.0 Deliverables

     6.0 Timing

1.0  Introduction

This Statement of Work No. __ ("SOW__") is made effective as of _____ __, 2001 ("SOW__ Effective Date"), and is governed by the Master Technical Development Agreement dated June 12, 2001 ("Development Agreement"), by and between General Motors Corporation ("GM") and Quantum Technologies Worldwide, Inc. ("Quantum"). All of the terms and conditions of the Development Agreement are incorporated herein and shall apply to this SOW__. Unless otherwise indicated, all capitalized terms shall have the meanings assigned in the Development Agreement.

2.0  Project Overview

          2.1  Task 1 - Description of task and deliverables therefrom

          2.2  Task 2 - Description of Task and deliverables therefrom

          2.3  Task 3 - Description of Task and deliverables therefrom

3.0  Statement of Requirements

See the Statement of Requirements that is attached hereto as Appendix A for detailed information regarding: GM Fuel Cell Systems (GM Products); Quantum gaseous storage and handling systems (Quantum Products), and requirements for interfacing, integration and optimization of these systems (GM Interface Technology).

4.0  Program Management

     4.1  Expectations/Responsibilities

     4.2  Project Plan

     4.3  Meeting Requirements

                                      17.

          4.3.1  Preliminary Design Review Meeting (Kick Off)

          4.3.2  Design Review Meeting

          4.3.3  Final Design Review Meeting

     4.4  Communication

5.0  Products and Delivery Schedules

     5.1 GM Products. GM agrees to use commercially reasonable efforts to provide the following deliverables (hardware and software) to Quantum in accordance with the delivery milestones contained below. GM acknowledges that its failure to provide the GM Products in accordance with this delivery schedule may prevent Quantum from timely completion of the project (as detailed below in Section 6):

     ---------------------------------------------------------------------
     GM Products                                 Delivery Schedule
     ---------------------------------------------------------------------

     _____________________________________________________________________

     _____________________________________________________________________

     _____________________________________________________________________

     5.2 Quantum Products. Quantum agrees that the following Quantum Products are to be used in the performance of this Project. Quantum acknowledges that its failure to have these Quantum Products available for use in accordance with the stated delivery schedule may prevent timely completion of the project (as detailed below in Section 6):


     ---------------------------------------------------------------------
     Quantum Products                            Data Available
     ---------------------------------------------------------------------

     _____________________________________________________________________

     _____________________________________________________________________

     _____________________________________________________________________


6.0 Timing. The following table describes the deliverables/milestones and delivery dates within each task of the project.

     ---------------------------------------------------------------------
     Delivery/Milestone                          Responsible Party    Date

     ---------------------------------------------------------------------

     _____________________________________________________________________

     _____________________________________________________________________

     _____________________________________________________________________


In Witness Whereof, an authorized representative of each party has signed this Statement of Work No. 1 as of the SOW1 Effective Date.

QUANTUM TECHNOLOGIES                       GENERAL MOTORS CORPORATION
WORLDWIDE, INC.

By:  __________________________________    By:_____________________________

Print Name: ___________________________    Print Name: ____________________
Title:      ___________________________    Title:      ____________________

                                      18.